Exhibit 99.1

WaMu Capital Corp.
Prelim WMALT 2005-3 30yr Jumbo No Doc SFR
Summary Report
17 records
Balance: 8,279,425

Selection Criteria: 30yr Jumbo
 Table of Contents
  Disclaimer
  Summary
  Loan Purpose
  Occupancy Type
  Interest Only

1. Disclaimer

The information contained herein has been prepared solely for the use of WaMu Capital Corp and has not been independently verified by WaMu Capital Corp. Accordingly, WaMu Capital Corp makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. WaMu Capital Corp assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the mortgage loans contained in the Prospectus Supplement. Such information supersedes the information in all prior collateral terms sheets, if any.

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2. Summary

Total Number of Loans: 17
Total Balance: 8,279,425.18
AVG Loan Size: 487,025.01
Weighted Average Gross Rate: 6.031
Non-Zero Weighted Average Original LTV: 65.48
Non-Zero Weighted Average FICO: 708
Non-Zero Weighted Average DTI: 36.64

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3. Loan Purpose

Loan Purpose	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Purchase	7	3,317,959.60	40.07	6.396	360	714	73	473,994.23
Refi - Cash Out	5	2,991,485.58	36.13	6.439	360	702	63	598,297.12
Refi - Rate Term	5	1,969,980.00	23.79	5.849	337	709	57	393,996.00
Total:	17	8,279,425.18	100.00	6.281	354	708	65	487,025.01

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4. Occupancy Type

Occupancy Type	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Investment	2	830,000.00	10.02	5.815	360	727	38	415,000.00
Owner Occupied	15	7,449,425.18	89.98	6.333	354	706	68	496,628.35
Total:	17	8,279,425.18	100.00	6.281	354	708	65	487,025.01

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5. Interest Only

Interest Only	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
0	11	5,666,425.18	68.44	6.324	352	714	61	515,129.56
120	6	2,613,000.00	31.56	6.189	360	695	76	435,500.00
Total:	17	8,279,425.18	100.00	6.281	354	708	65	487,025.01

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Apr 5, 2005 11:38